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                                                                     EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Courier Corporation Employee Stock Ownership Plan on Form S-8 (File No. 33-76818), Courier Corporation 1993 Stock Incentive Plan on Form S-8 (File No. 33-76816), Courier Corporation 1989 Deferred Income Stock Option Plan for Non-Employee Directors on Form S-8 (File No. 33-76814) and Courier Corporation 1983 Stock Option Plan and Stock Grant Plan on Form S-8 (File No. 33-76812) of our report dated November 9, 1995 on our audits of the consolidated financial statements and financial statement schedule of Courier Corporation as of September 30, 1995 and September 24, 1994, and for each of the three years in the period ended September 30, 1995 which report is included in this Annual Report on Form 10-K.


                                    COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
November 9, 1995